UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2007
NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (440) 449-9600
N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
     NACCO Industries, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Spin-Off Agreement, dated as of April 25, 2007 (the “Spin-Off Agreement”), among the Company, Housewares Holding Company, a Delaware corporation and a wholly owned subsidiary of the Company (“Housewares”), Hamilton Beach, Inc., a Delaware corporation and wholly owned subsidiary of Housewares (“Hamilton Beach”), and Hamilton Beach/Proctor-Silex, Inc., a Delaware corporation and wholly owned subsidiary of Hamilton Beach (“HBPS”). The Spin-Off Agreement amends and restates the Spin Off Agreement, dated as of July 23, 2006, by and among the Company, Housewares, Hamilton Beach (f/k/a HP-PS Holding Company, Inc.) and HBPS. Pursuant to the Spin-Off Agreement, Hamilton Beach will be spun off to the Company’s stockholders (the “Spin-Off”). The Spin-Off is expected to be tax-free to the Company’s stockholders.
     Pursuant to the terms of the Spin-Off Agreement, the Company’s stockholders will receive one half of one share of Hamilton Beach Class A common stock and one half of one share of Hamilton Beach Class B common stock for each share of the Company’s Class A common stock and the Company’s Class B common stock held by such stockholder on the record date for the Spin-Off.
     Prior to the Spin-Off, the Company, Housewares and Hamilton Beach will take, or cause to be taken, all actions necessary to issue to the Company such number of shares of Hamilton Beach common stock such that, immediately prior to the date of the Spin-Off, Hamilton Beach will have an aggregate number of outstanding shares of Hamilton Beach Class A common stock and Hamilton Beach Class B common stock that is equal to one half of one share of Hamilton Beach Class common stock and one half of one share of Hamilton Beach Class B common stock for each share of Company common stock issued and outstanding on the record date for the Spin-Off. In addition, immediately prior to the Spin-Off, Hamilton Beach will pay to Housewares a cash dividend in an aggregate amount of $110 million.
     Hamilton Beach will apply to list the Hamilton Beach Class A common stock on the New York Stock Exchange.
     The parties to the Spin-Off Agreement have made certain representations, warranties and covenants in the Spin-Off Agreement. Completion of the Spin-Off Agreement is subject to certain closing conditions, including, among others, the receipt of tax and other opinions.
     The foregoing summary of the Spin-Off Agreement is qualified in its entirety by reference to the full text of the Spin-Off Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference thereto.
Item 9.01  Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Amended and Restated Spin-Off Agreement, dated as of April 25, 2007, among NACCO Industries, Inc., Housewares Holding Company, Hamilton Beach, Inc. and Hamilton Beach/Proctor-Silex, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: May 1, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Amended and Restated Spin-Off Agreement, dated as of April 25, 2007, among NACCO Industries, Inc., Housewares Holding Company, Hamilton Beach, Inc. and Hamilton Beach/Proctor-Silex, Inc.

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